Exhibit 4.33

Spousal Consent

The undersigned, Mei Zhao (ID card No.  ), is the lawful spouse of Ning Tang (ID card No.   ).  I hereby unconditionally and irrevocably agree to the execution of the following documents (hereinafter referred to as the “Transaction Documents”) by Ning Tang on March 25, 2019, and the disposal of the equity interests of CreditEase Huimin Investment Management (Beijing) Co., Ltd. (hereinafter referred to as “Hui Min”) held by Ning Tang and registered in his name according to the following documents:

(1)                                 Equity Interest Pledge Agreement entered into between Yiren Heng Ye Technology Development (Beijing) Co., Ltd. (hereinafter referred to as the “WFOE”) and Hui Min;

(2)                                 Exclusive Option Agreement entered into between the WFOE and Hui Min;

(3)                                 Power of Attorney executed by Ning Tang;

(4)                                 Loan Agreement entered into with WFOE.

I hereby undertake not to make any assertions in connection with the equity interests of Hui Min which are held by Ning Tang.  I hereby further confirm that Ning Tang can perform the Transaction Documents and further amend or terminate the Transaction Documents absent authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended form time to time).

I hereby agree and undertake that if I obtain any equity interests of Hui Min which are held by Ning Tang for any reasons, I shall be bound by the Transaction Documents and the Exclusive Business Cooperation Agreement entered into between the WFOE and Hui Min as of March 25, 2019 (hereinafter referred to as the “Exclusive Business Cooperation Agreement”) (as amended from time to time) and comply with the obligations thereunder as a shareholder of Hui Min.  For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents and Exclusive Business Cooperation Agreement (as amended from time to time).

This Consent is written in Chinese and English.  In case of any discrepancy between the Chinese version and the English version, the Chinese version shall prevail.

/s/ Mei Zhao
Mei Zhao

Date:	March 25, 2019

Spousal Consent

The undersigned, Ning Tang (ID card No.  ), is the lawful spouse of Mei Zhao (ID card No.  ).  I hereby unconditionally and irrevocably agree to the execution of the following documents (hereinafter referred to as the “Transaction Documents”) by Mei Zhao on March 25, 2019, and the disposal of the equity interests of CreditEase Huimin Investment Management (Beijing) Co., Ltd. (hereinafter referred to as “Hui Min”) held by Mei Zhao and registered in his name according to the following documents:

(5)                                 Equity Interest Pledge Agreement entered into between Yiren Heng Ye Technology Development (Beijing) Co., Ltd. (hereinafter referred to as the “WFOE”) and Hui Min;

(6)                                 Exclusive Option Agreement entered into between the WFOE and Hui Min;

(7)                                 Power of Attorney executed by Mei Zhao;

(8)                                 Loan Agreement entered into with WFOE.

I hereby undertake not to make any assertions in connection with the equity interests of Hui Min which are held by Mei Zhao.  I hereby further confirm that Mei Zhao can perform the Transaction Documents and further amend or terminate the Transaction Documents absent authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended form time to time).

I hereby agree and undertake that if I obtain any equity interests of Hui Min which are held by Mei Zhao for any reasons, I shall be bound by the Transaction Documents and the Exclusive Business Cooperation Agreement entered into between the WFOE and Hui Min as of March 25, 2019 (hereinafter referred to as the “Exclusive Business Cooperation Agreement”) (as amended from time to time) and comply with the obligations thereunder as a shareholder of Hui Min.  For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents and Exclusive Business Cooperation Agreement (as amended from time to time).

This Consent is written in Chinese and English.  In case of any discrepancy between the Chinese version and the English version, the Chinese version shall prevail.

/s/ Ning Tang

Ning Tang
Date:	March 25,2019